Exhibit A
Joint Filing Agreement
Pursuant to Rule 13D-1(k)

       HIR Preferred Partners, L.P., Beneke Companies, Inc., B/K Funds GP, LLC, B/K Operations, LLC, Beneke/Krieg Company, LP, B/K Holdings, LLC, Jane Beneke and Ron Beneke hereby agree that this Schedule 13D filed herewith and any amendments thereto relating to the holding of shares of common stock of Diversified Corporate Resources, Inc. and securities convertible or exercisable into shares of common stock of Diversified Corporate Resources, Inc. is filed jointly on behalf of such persons.

DATED: April 26, 2004

HIR Preferred Partners, L.P.
By: B/K Funds GP, LLC
By: /s/ Ron Beneke
Ron Beneke, CEO

Beneke Companies, Inc.
By: /s/Ron Beneke
Ron Beneke, CEO

B/K Funds GP, LLC
By: /s/Ron Beneke
Ron Beneke, CEO

B/K Operations, LLC
By: /s/Ron Beneke
Ron Beneke, CEO

Beneke/Krieg Company, LP
By: Beneke Companies, Inc., its General Partner
By: /s/ Ron Beneke
Ron Beneke, CEO

B/K Holdings, LLC
By: /s/ Ron Beneke
Ron Beneke, CEO

Jane Beneke
By: /s/ Jane Beneke
Jane Beneke

Ron Beneke
By: /s/ Ron Beneke
Ron Beneke